Exhibit 99.1

EXECUTION COPY

RESTRUCTURING SUPPORT AGREEMENT

RESTRUCTURING SUPPORT AGREEMENT (this “Agreement”), dated as of November 7, 2011, among (i) Dynegy Inc. (“DI”), (ii) Dynegy Holdings, LLC (“DH”), on behalf of itself and certain of its subsidiaries (collectively, the “Company”)(1) and (iii) the undersigned, each as the beneficial owners (or advisors, nominees or investment managers for the beneficial owner(s)) of a portion of the outstanding Notes (as defined herein) issued by DH (the “Consenting Noteholders” and, together with DI and the Company, each referred to as a “Party” and collectively referred to as the “Parties”).

WHEREAS, prior to the date hereof, DH, DI and the Consenting Noteholders have discussed the possibility of consummating a financial restructuring of the Company’s indebtedness and other obligations as set forth in this Agreement and the accompanying Restructuring Term Sheet (as defined herein) (the “Restructuring”).

WHEREAS, it is anticipated that the Restructuring will be implemented through a solicitation of votes for a chapter 11 plan of reorganization of the Company, pursuant to sections 1125, 1126 and 1145 of the Bankruptcy Code, which chapter 11 plan shall contain in all material respects the same terms and conditions set forth in the Restructuring Term Sheet.

WHEREAS, this Agreement and the Restructuring Term Sheet, which is incorporated herein by reference and is made part of this Agreement, set forth the agreement among the Parties concerning their commitment, subject to the terms and conditions hereof and thereof, to implement the Restructuring.  In the event the terms and conditions as set forth in the Restructuring Term Sheet and this Agreement are inconsistent, the terms and conditions in the Restructuring Term Sheet shall govern.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, hereby agrees as follows:

1.                                       Definitions.  The following terms shall have the following definitions:

“Ad Hoc Bondholder Committee” means the Consenting Noteholders that are members of an ad hoc bondholder committee represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP and Houlihan Lokey Capital, Inc.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternative Plan” has the meaning set forth in Section 3(c) hereto.

“Ballot” means the ballot distributed with the Disclosure Statement for voting on the Plan.

(1)                           Specifically, the term “Company” as used in this Agreement consists of the following entities, each of which would be a debtor under Chapter 11 of the Bankruptcy Code) on the terms and conditions contemplated in this Agreement:  Dynegy Holdings, LLC, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or governmental action to close.

“Chapter 11 Cases” means the voluntary chapter 11 cases to be commenced by the Company.

“Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan, including all exhibits, appendices and related documents, each consistent in all material respects with the Restructuring Term Sheet and otherwise in form and substance reasonably acceptable to DI, the Company and a Majority of the Consenting Noteholders.

“Consenting Noteholders” has the meaning set forth in the preamble hereto.

“Disclosure Certificate” means a certificate substantially in the form of Exhibit B to this Agreement.

“Disclosure Statement” means the disclosure statement in respect of the Plan which shall be consistent in all material respects with the Restructuring Term Sheet and otherwise in form and substance reasonably acceptable to DI, the Company and a Majority of the Consenting Noteholders.

“Disclosure Statement Order” means the order entered by the Bankruptcy Court approving the solicitation of votes on the Plan, which shall be consistent in all material respects with the Restructuring Term Sheet and otherwise in form and substance reasonably acceptable to DI, the Company and a Majority of the Consenting Noteholders.

“Documentation Milestone” has the meaning set forth in Section 6 hereto.

“Effective Date” means the date on which all conditions to consummation of the Plan have been satisfied (or waived) and the Plan becomes effective.

“Majority of the Consenting Noteholders” means the Consenting Noteholders (i) holding a majority of the aggregate principal amount of the Notes held by all Consenting Noteholders listed on Schedule 1 hereto (as of the date of any applicable action or consent) and (ii) constituting not less than two of the Consenting Noteholders listed on Schedule I hereto.

“New Convertible Notes Indenture” shall mean that certain Indenture, to be dated as of the Effective Date, governing DI’s New Convertible Notes due 2015,

which shall be consistent in all material respects with the Restructuring Term Sheet and otherwise in form and substance reasonably acceptable to DI, the Company and a Majority of the Consenting Noteholders.

“New Secured Notes Indenture” shall mean that certain Indenture, to be dated as of the Effective Date, governing DI’s 11% New Secured Notes due 2018, which shall be consistent in all material respects with the Restructuring Term Sheet and otherwise in form and substance reasonably acceptable to DI, the Company and a Majority of the Consenting Noteholders.

“Noteholder Claims” means all claims arising under or relating to the Notes and/or the Senior Notes Indenture and all agreements and instruments relating to the foregoing that remain unpaid and outstanding as of the Effective Date.

“Notes” means the 8.750% Senior Notes due 2012, the 7.50% Senior Unsecured Notes due 2015, the 8.375% Senior Unsecured Notes due 2016, the 7.125% Senior Debentures due 2018, the 7.75% Senior Unsecured Notes due 2019, and the 7.625% Senior Debentures due 2026, in each case issued by DH under the Senior Notes Indenture.

“Parties” and “Party” have the meanings set forth in the preamble hereto.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group or any legal entity or association.

“Petition Date” means the date the Chapter 11 Cases of the Company are commenced.

“Plan” means the chapter 11 plan of reorganization of the Company implementing the Restructuring and the Restructuring Term Sheet, which shall be consistent in all material respects with the Restructuring Term Sheet and otherwise in form and substance reasonably acceptable to DI, the Company and a Majority of the Consenting Noteholders

“Plan Related Documents” means the Plan, the Disclosure Statement, the Solicitation Materials, the Confirmation Order, the New Secured Notes Indenture (and the related security documents) and the New Convertible Notes Indenture, and any other documents or agreements, whether or not filed with the Bankruptcy Court by the Company or at the direction of DI or the Company, that are necessary to implement the Plan and the Restructuring Term Sheet, including any appendices, amendments, modifications, supplements, exhibits and schedules relating to the Plan or Disclosure Statement; provided that each of the foregoing documents shall be consistent in all material respects with the Restructuring Term Sheet and otherwise in form and substance reasonably acceptable to DI, the Company and a Majority of the Consenting Noteholders.

“Restructuring Term Sheet” means that certain term sheet containing the material terms and provisions of the Restructuring agreed upon by the Parties hereto that are to be incorporated into the Plan and Plan Related Documents, a copy of which is attached hereto as Exhibit A.

“Senior Notes Indenture” means that certain Indenture, dated as of September 26, 1996, restated as of March 23, 1998, and amended and restated as of March 14, 2001, between DH (f/k/a Dynegy Holdings Inc.) and Bank One Trust Company, National Association, as Trustee (as amended, restated and supplemented through the Petition Date).

“Solicitation Materials” means the Disclosure Statement and other solicitation materials in respect of the Plan as approved by the Bankruptcy Court pursuant to Section 1125(b) of the Bankruptcy Code.

“Transfer” has the meaning set forth in Section 7 hereto.

“Termination Date” has the meaning set forth in Section 5 hereto.

“Termination Event” has the meaning set forth in Section 5 hereto.

2.             Consenting Noteholders’ Consent.  For purposes of this Agreement, unless otherwise specified, where this Agreement provides for the action, consent or approval of the Consenting Noteholders, collectively, such action, consent, or approval shall be upon the agreement of a Majority of the Consenting Noteholders.

3.             Commitment of Consenting Noteholders.  Subject to the terms and conditions of this Agreement and the terms and conditions set forth in the Restructuring Term Sheet, each Consenting Noteholder (severally and not jointly), on its behalf and on behalf of its controlled affiliates, agrees that:

(a)                                  so long as its vote has been properly solicited pursuant to sections 1125 and 1126 of the Bankruptcy Code, each Consenting Noteholder shall vote all Noteholder Claims, now or hereafter beneficially owned by such Consenting Noteholder or for which it now or hereafter serves as the nominee, investment manager or advisor for beneficial holders thereof, in favor of the Plan in accordance with the applicable procedures set forth in the Solicitation Materials, and timely return a duly executed Ballot in connection therewith;

(b)                                 it shall not withdraw or revoke its tender, consent or vote with respect to the Plan, except as otherwise expressly permitted pursuant to the Agreement; and

(c)                                  following the commencement of the Chapter 11 Cases, it shall not (i) object to the Plan, Disclosure Statement or the consummation of the Restructuring Term Sheet or Plan, or any efforts to obtain acceptance of, and to confirm and implement, the Plan; (ii) initiate any legal proceedings that are inconsistent with or that would delay, prevent, frustrate or impede the approval, confirmation or consummation of the Restructuring, the Disclosure Statement or the Plan or the transactions outlined therein or in the Restructuring Term Sheet or otherwise commence any proceedings to oppose any of the Plan Related Documents, or take any other action that is barred by this Agreement; (iii) vote for, consent to, support or participate in the formulation of any other restructuring or settlement of the Company’s claims, any other transaction involving the Company or DI, any of their assets, any of their stock, or any plan of reorganization (with the sole exception of the Plan) or liquidation under applicable bankruptcy or insolvency laws, whether domestic or foreign, in respect of the Company; (iv) directly or indirectly seek, solicit, support, formulate, entertain, encourage or engage in discussions, or enter into any agreements relating to, any restructuring, plan of reorganization, proposal or offer of dissolution, winding up, liquidation, reorganization, merger, transaction, sale, disposition or restructuring of the Company (or any of its assets or stock) other than the Plan or as otherwise set forth in the Restructuring Term Sheet (collectively, (iii) and (iv), an “Alternative Plan”); (v) engage in or otherwise participate in any negotiations regarding any Alternative Plan, enter into any letter of intent, memorandum of understanding, agreement in principle or other agreement relating to any Alternative Plan; (vi) solicit, encourage, or direct any Person, including, without limitation the indenture trustee of the Senior Notes Indenture, to undertake any action set forth in clauses (i) through (v) of this subsection (c); or (vii) permit any of its, or its controlled affiliates’, officers, directors, managers, employees, partners, representatives and agents to undertake any action set forth in clauses (i) through (vi) of this subsection (c).

Notwithstanding the foregoing, nothing in this Agreement shall be construed to prohibit any Consenting Noteholder or DI from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases so long as such appearance and the positions advocated in connection therewith are consistent with this Agreement and otherwise in furtherance of the Restructuring and are not for the purpose of, and could not reasonably be expected to have the effect of, hindering, delaying or preventing the consummation of the Restructuring.

4.             Commitment of the Company and DI.  Subject to DH’s fiduciary duties as debtor in possession and subject to DI’s fiduciary duties under applicable law, the Company and DI each agrees to use its reasonable best efforts to (i) support and complete the Restructuring and all transactions contemplated under the Restructuring Term Sheet, the Plan and all other Plan Related Documents; (ii) take any and all necessary and appropriate actions in furtherance of the Restructuring and the transactions contemplated under the Restructuring Term Sheet, the Plan and all other Plan Related Documents; (iii) complete the Restructuring and all transactions contemplated under the Restructuring Term Sheet, the Plan and all other Plan Related Documents within the time-frame outlined in this Agreement, including, without limitation, taking all steps necessary and desirable to obtain the Confirmation Order on or before June 15, 2012 and achieve the Effective Date on or prior to August 1, 2012; (iv) obtain any and all required governmental, regulatory and/or third-party approvals for the Restructuring; and (v) take no actions inconsistent with this Agreement, the Restructuring Term Sheet, or the confirmation and consummation of the Plan.

5.             Termination.  This Agreement may be terminated by the mutual consent of the Company, DI and a Majority of the Consenting Noteholders and by any of (i) the Company, (ii) DI or (iii) a Majority of the Consenting Noteholders, upon the occurrence of any of the following events (each a “Termination Event”); provided, however that neither the Company nor DI may terminate this Agreement upon the occurrence of a Termination Event pursuant to clause (i)(I) below and the Consenting Noteholders may not terminate this Agreement upon the occurrence of a Termination Event pursuant to clause (i)(II) below:

(a)           a Termination Event shall have occurred under Section 6 of this Agreement;

(b)           at any time after the Documentation Milestone has been achieved, any amendment, restatement, supplement or other modification is made to any Plan Related Document that is inconsistent in any material respect with the Restructuring Term Sheet and the Plan Related Documents approved by each Consenting Noteholder as of the Documentation Milestone, without the prior consent of the Company, DI and a Majority of the Consenting Noteholders;

(c)           the occurrence of any event, fact or circumstance which has had or would reasonably be expected to have (individually or in the aggregate) (i) a material adverse effect on the business, assets, financial condition, liabilities or results of operations of DI or the Company taken as a whole; or (ii) is or would reasonably be expect to impair in any material respect the ability of DI or the Company to consummate the transactions contemplated by, or to perform its obligations under, this Agreement or the Restructuring Term Sheet;

(d)           the Bankruptcy Court shall have failed to enter the Disclosure Statement Order by March 15, 2012;

(e)           the Bankruptcy Court shall have failed to enter the Confirmation Order by June 15, 2012;

(f)            the Effective Date has not occurred by August 1, 2012;

(g)           the appointment of a trustee, receiver, examiner with expanded powers, responsible person or responsible officer in the Chapter 11 Cases;

(h)           any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the Restructuring in a manner that cannot reasonably be remedied by DI, the Company or the Consenting Noteholders; or

(i)            the occurrence of a material breach of this Agreement by any of the Parties of any of its obligations under this Agreement, and any such breach is either unable to be cured or is not cured by five (5) days after receipt of written notice (I) from a Majority of the Consenting Noteholders, in the case of a breach by the Company or DI, or (II) from DH or DI, in the case of a breach by a Consenting Noteholder.

The date on which this Agreement is terminated in accordance with the provisions of this Section 5 shall be referred to as the “Termination Date” and the provisions of this Agreement and the Restructuring Term Sheet shall terminate, except as otherwise provided in this Agreement, unless, in the case of this Section 5, within five (5) Business Days each of DI, DH and a Majority of the Consenting Noteholders waive, in writing, the occurrence of or amend or modify any of the events set forth in clauses (a) through (h) of this Section 5.  In the event of the termination of this Agreement pursuant to this Section 5, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and become void and have no effect and there shall be no liability hereunder on the part of any Party, except that Sections 11, 12, 19-27, and 29 shall survive any termination of this Agreement. Nothing in this Section 5 shall relieve any Party of liability for any breach of this Agreement.

6.             Withdrawal Rights of Individual Consenting Noteholders.  In addition to the Termination Events set forth in Section 5, in the event that, by December 7, 2011 (the “Documentation Milestone”), the Plan Related Documents are not, with respect to any economic or other material term of the Restructuring, in form and substance acceptable to any Consenting Noteholder, such Consenting Noteholder may, in its individual capacity, terminate its obligations under this Agreement upon three (3) Business Days’ prior notice to DI, the Company and the other Consenting Noteholders; provided further, however, that any termination by a Consenting Noteholder of its obligations under this Agreement pursuant to this Section 6 shall not constitute a Termination Event or affect the obligations or any other Consenting Noteholder under this Agreement, unless a Majority of the Consenting Noteholders terminates its obligations under this Agreement, in which case, a Termination Event and the Termination Date under Section 5 shall be deemed to have immediately occurred without any further notice to DI or the Company.

7.             Transfer of Noteholder Claims.  Notwithstanding anything to the contrary in this Agreement, each of the Consenting Noteholders agrees that, (A) until the occurrence of the earlier of the (i) Termination Date or (ii) Documentation Milestone, it shall not sell, assign, transfer, convey, pledge, hypothecate or otherwise dispose of, directly or indirectly (each such transfer, a “Transfer”), all or any of its Noteholder Claims (or any right related thereto and including any voting rights  associated with such Noteholder Claims) and (B) thereafter, for so long as this Agreement has not been terminated in accordance with its terms, it shall not Transfer all or any of its Noteholder Claims (or any right related thereto and including any voting rights  associated with such Noteholder Claims), unless the transferee thereof (a) agrees in an enforceable writing to assume and be bound by this Agreement and the Restructuring Term Sheet, and to assume the rights and obligations of the Consenting Noteholder under this Agreement and (b) promptly delivers such writing to the Company (each such transferee becoming, upon the Transfer, a Consenting Noteholder hereunder).  The Company shall promptly acknowledge any such Transfer in writing and provide a copy of that acknowledgement to the transferor.  By its acknowledgement of the relevant Transfer, the Company shall be deemed to have acknowledged that its obligations to the Consenting Noteholder hereunder shall be deemed to constitute obligations in favor of the relevant transferee.  Any Transfer of any Noteholder Claim by a Consenting Noteholder that does not comply with the procedure set forth in the first sentence of this Section 6 shall be deemed void ab initio.  This Agreement shall in no way be construed to preclude the Consenting Noteholders from acquiring additional Noteholder Claims, provided that any such additional Noteholder Claims shall automatically be deemed to be subject to the terms of this Agreement, and provided further that the Consenting Noteholders agree to furnish to the Company, DI and advisors to the Ad Hoc Bondholder Committee prompt notice within five (5) Business Days of the acquisition of any additional Notes.

8.             Effectiveness.  This Agreement shall become effective and binding upon each of the undersigned persons as of the date when (i) the Parties have executed and delivered signed copies of this Agreement and (ii) holders (or advisors, nominees, or investment managers for beneficial holder(s)) which represent no less than $1.4 billion in the aggregate of the outstanding Notes have executed this Agreement.  This Agreement is not and shall not be deemed to be a solicitation of votes for the acceptance of the Plan (or any other plan of reorganization) for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise.

9.             Ownership of Claims.  Each of the Consenting Noteholder represents and warrants (severally and not jointly) that:

(a)                                  as of the date of this Agreement, it is the beneficial owner of the principal amount of the Noteholder Claims, or is the nominee, investment manager or advisor for beneficial holders of the Noteholder Claims, as such Consenting Noteholder has disclosed to the Company and advisors to the Ad Hoc Bondholder Committee in a Disclosure Certificate; provided, however, that the information contained therein shall be maintained as confidential by the Company and the Company’s financial advisors and legal counsel, except to the extent otherwise required by law or any rule or regulation of any exchange or regulatory authority; provided, further, however that subject to the disclosure obligations set forth in Section 28 of this Agreement, DI and the Company may disclose the aggregate amount of Noteholder Claims held by all Consenting Noteholders party to this Agreement; and

(b)                                 other than pursuant to this Agreement, such Noteholder Claims, are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrances of any kind, that might adversely affect in any way such Consenting Noteholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed.

10.                                 Representations.

(a)                            Each Party represents to each other Party that, as of the date of this Agreement:

(i) It has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations hereunder, and the execution, delivery and performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, partnership, limited liability, or similar action on its part;

(ii) The execution, delivery and performance of this Agreement by such Party does not and shall not (x) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries or (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its subsidiaries is a party or under its organizational documents;

(iii) The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filing as may be necessary and/or required for disclosure by the Securities and Exchange Commission or pursuant to state securities or “blue sky” laws, and the approval by the Bankruptcy Court of the Company’s authority to enter into and implement this Agreement;

(iv) Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both foreign and domestic, relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; provided, however, that this Agreement is being executed in connection with negotiations concerning a possible financial restructuring of the Company and in contemplation of possible Chapter 11 Case filings by the Company, and it is intended that, subject to sections 1125 and 1126 of the Bankruptcy Code, this Agreement shall be fully enforceable in accordance with its terms during such Chapter 11 Cases.

(b)           Each Consenting Noteholder represents to the Company that such Consenting Noteholder, in entering into this Agreement and undertaking its obligations hereunder, is acting independently and is not acting, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise with any other holder of Notes.

11.           Entire Agreement.  This Agreement, including the exhibits, schedules and annexes hereto constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.

12.           Waiver.  This Agreement and the Restructuring Term Sheet are part of a proposed settlement of a dispute among the Parties. If the transactions contemplated by this Agreement are or are not consummated, or following the occurrence of the Termination Date, if applicable, nothing shall be construed by this Agreement as a waiver by any Party of any or all of such Party’s rights and the Parties expressly reserve any and all of their respective rights.  Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

13.           Service on Committee.  Notwithstanding anything in this Agreement to the contrary, if any Consenting Noteholder is appointed to, and serves on, an official committee of unsecured creditors in the Chapter 11 Cases, then the terms of this Agreement shall not be construed to limit such Consenting Noteholder’s exercise of fiduciary duties in its role as a member of such committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, however, that service as a member of any such committee shall not relieve such Consenting Noteholder in its non-committee capacity of its obligations to affirmatively support, and vote for, the Plan, on the terms and conditions set forth in this Agreement.

14.           Company Fiduciary Duties.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require the Company or its subsidiaries or any of its or their respective directors or officers (in such person’s capacity as a director or officer) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with such person’s fiduciary obligations under applicable law.

15.           Cooperation and Support.    The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent possible and subject to the terms of this Agreement) in respect of (i) all matters relating to their rights hereunder in respect of the Company or otherwise in connection with their relationship with the Company, and (ii) the consummation of the Restructuring.  Furthermore, subject to the terms of this Agreement, each of the Parties shall take such action as reasonably may be necessary to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings and voting any claims or securities of the Company in favor of the Restructuring in connection therewith, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.  In addition, DI and the Company will use its reasonable best efforts to provide draft copies of all Plan Related Documents to counsel to the Consenting Noteholders prior to filing such pleadings and/or documents.

16.           Suspension of Litigation.  Promptly after execution of this Agreement, DI, the Company and the Consenting Noteholders shall enter into a stipulation that suspends, until such time as a Termination Date occurs, prosecution of their complaint and postpones any time period to respond in the Supreme Court of the State of New York, County of New York, captioned Avenue Investments, L.P. et al v. Dynegy Inc., Dynegy Holdings, LLC, Dynegy Gas Investments, LLC, Clint C. Freeland, Kevin T. Howell and Robert C. Flexon (Index No. 652599/11).  The Consenting Noteholders further agree that the Plan shall include a release of all claims of the Consenting Noteholders related to the subject matter of such litigation and a covenant not to sue.

17.           Representation by Counsel.  Each Party hereto acknowledges that it has been represented by counsel (or had the opportunity to and waived its right to do so) in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party hereto with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties hereto.  None of the Parties hereto shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

18.           Independent Due Diligence and Decision-Making.  Each Consenting Noteholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of the Company and DI.

19.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

20.                                 Amendments.  Except as otherwise provided in this Agreement, this Agreement may not be modified, amended or supplemented without prior written consent of each of DI, the Company and a Majority of the Consenting Noteholders; provided that neither Section 6 nor any economic or other material term of the Restructuring Term Sheet shall be modified, amended or supplemented in a manner that is adverse to any Consenting Noteholder without prior written consent of such Consenting Noteholder.

21.                                 Headings.  The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

22.                                 Relationship Among Parties.  Notwithstanding anything in this Agreement to the contrary, the duties and obligations of the Consenting Noteholders under this Agreement shall be several, not joint.  No Party hereto shall have any responsibility for any trading of Noteholder Claims by any other entity by virtue of this Agreement.  No prior history, pattern or practice of sharing confidences among or between Parties hereto shall in any way affect or negate this understanding and agreement.

23.                                 Specific Performance.  It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder; provided, however, that each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

24.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, if the Chapter 11 Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

25.                                 Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by !email, courier, by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses, emails or facsimile numbers:

(a)                                  If to DH:

Dynegy Holdings, LLC

1000 Louisiana Street, Suite 5800

Houston, TX 77002

Attention:  General Counsel

With a copy to (which shall not constitute notice):

Sidley Austin LLP

One South Dearborn

Chicago, IL 60003

Attention: James F. Conlan

Fax: (312) 853-7036

Email: jconlan@sidley.com

(b)                                 If to DI:

Dynegy Inc.

1000 Louisiana Street, Suite 5800

Houston, TX 77002

Attention:  General Counsel

With a copy to (which shall not constitute notice):

White & Case LLP

Southeast Financial Center

200 South Biscayne Boulevard

Miami, Florida 33131

Attention:  Thomas E Lauria, Esq.

Fax:  (305) 358-5744

Email: tlauria@whitecase.com

(c)                                  If to the Consenting Noteholders:

To each person listed on Schedule I

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:  Andrew N. Rosenberg and Alice Belisle Eaton

Email:  arosenberg@paulweiss.com; aeaton@paulweiss.com

26.                                 No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

27.                                 Successors and Assigns.  Except as otherwise provided in this Agreement, this Agreement is intended to bind and inure to the benefit of each of the Parties and each of their respective successors, assigns, heirs, executors, administrators and representatives.

28.                                 Public Disclosure. Without limiting the prohibition on disclosure of the Disclosure Certificate contained in this Agreement, the Consenting Noteholders hereby consent to the disclosure by DI or the Company in the Plan, Disclosure Statement, the other Plan Related Documents and any filings by the Company with the Bankruptcy Court or the Securities and Exchange Commission or as required by law or regulation of the execution and contents of this Agreement; provided, however, that except as required by law or any rule or regulation of any securities exchange or any governmental agency, neither DI nor the Company shall use the name of any Consenting Noteholder or its controlled affiliates, officers, directors, managers, stockholders, members, employees, partners, representatives and agents in any press release or filing with the Securities and Exchange Commission without the Consenting Noteholder’s prior consent.  Each of DI and the Company, on the one hand, and the Ad Hoc Bondholder Committee, on the other hand, shall (a) consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, (b) provide to the other for review a copy of any such press release or public statement and (c) not issue any such press release or make any such public statement prior to such consultation and review and the receipt of the prior consent of the other Party, unless required by applicable law or regulations of any applicable stock exchange or governmental authority, in which case, the Party required to issue the press release or make the public statement shall, prior to issuing such press release or making such public statement, use its commercially reasonable efforts to allow the other Party reasonable time to comment on such release or statement to the extent practicable; provided, that no Party need consult with any other Party with respect to any press release or public statement relating to the termination of this Agreement.

29.                                 Interpretation.  This Agreement is the product of negotiations among the Parties, and the enforcement or interpretation of this Agreement is to be interpreted in a neutral manner; and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTION COPY

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

DYNEGY HOLDINGS, LLC

By:	/s/Robert C. Flexon
Name: Robert C. Flexon
Title: President and Chief Executive Officer

DYNEGY INC.

By:	/s/Robert C. Flexon
Name: Robert C. Flexon
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

AEGON USA Investment Management, LLC

By:	/s/ James K. Schaeffer, Jr.
Name: James K. Schaeffer, Jr.
Title: Senior Vice President

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

AVENUE INVESTMENTS, L.P.

By:	/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

AVENUE SPECIAL SITUATIONS FUND VI
(MASTER), L.P.

By:	/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

AVENUE INTERNATIONAL MASTER, L.P.

By:	/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Director

AVENUE CDP-GLOBAL OPPORTUNITIES FUND,
L.P.

By:	/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

MARINER LDC

By:	/s/ Richard D. Holahan Jr.
Name: Richard D. Holahan Jr.
Title: Authorized Signatory

CASPIAN CAPITAL PARTNERS, L.P.

By:	/s/ Richard D. Holahan Jr.
Name: Richard D. Holahan Jr.
Title: Authorized Signatory

CASPIAN SELECT CREDIT MASTER FUND, LTD.

By:	/s/ Richard D. Holahan Jr.
Name: Richard D. Holahan Jr.
Title: Authorized Signatory

CASPIAN ALPHA LONG CREDIT FUND, L.P.

By:	/s/ Richard D. Holahan Jr.
Name: Richard D. Holahan Jr.
Title: Authorized Signatory

CASPIAN SOLITUDE MASTER FUND, L.P.

By:	/s/ Richard D. Holahan Jr.
Name: Richard D. Holahan Jr.
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

FRANKLIN ADVISERS, INC.

By:	/s/ Edward Perks
Name: Edward Perks
Title: Sr. Vice President

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

VENOR CAPITAL MASTER FUND LTD.
By:	Venor Capital Management LP
Its:	Investment Manager

By:	/s/ Michael J. Wartell
Name: Michael J. Wartell
Title: Co-Chief Investment Officer

SCHEDULE I

Consenting Noteholders:

AEGON USA Investment Management, LLC

Avenue Capital Group

Caspian Capital L.P.

Franklin Advisors, Inc.

Venor Capital Management LP

Notice Information:

AEGON USA Investment Management, LLC

230 West Monroe, Suite 1450

Chicago, IL 60606

Fax: (800) 454-2664

Attn: Jim Schaeffer

Email: jschaeffer@aegonusa.com

Avenue Capital Group

399 Park Avenue, 6th Floor

New York, NY 10022

Fax: 212-850-7506

Attn: Stephen Burnazian and Matthew Kimble

Email: sburnazian@avenuecapital.com; mkimble@avenuecapital.com

Caspian Capital L.P.

767 Fifth Avenue, 45th Floor

New York, NY 10153

Fax: (212) 826-6980

Attn: Adam S. Cohen, Greg Saiontz

Email: adam@caspianlp.com; greg@caspianlp.com

Franklin Advisors, Inc.

One Franklin Templeton Investments

Fax: (916) 463- 1902

Attn: Ed Perks

Email: perksed@frk.com

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Venor Capital Management LP

Times Square Tower

7 Times Square, Suite 3505

New York, NY 10036

Fax: 212-703-2111

Attn: Harlan Cherniak, Michael J. Wartell, John Roth

Email: hcherniak@venorcapital.com; mwartell@venorcapital.com;

jroth@venorcapital.com

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Exhibit A to the Restructuring Support Agreement

Restructuring Term Sheet

DATED 11/7/2011

Dynegy Restructuring Proposal

Confidentiality / Due Diligence

•      This restructuring proposal is Confidential Information pursuant to that certain Amended and Restated Confidentiality Agreement, dated as of October 24, 2011, by and among Dynegy Inc., Paul, Weiss, Rifkind, Wharton & Garrison LLP and Houlihan Lokey Capital, Inc. and the Confidentiality Agreement between the recipient of this information and Dynegy Inc.

•      This restructuring proposal does not address all material terms that would be required in connection with any potential financial restructuring and any definitive agreement is subject to the execution of definitive documentation. This restructuring proposal has been produced for discussion and settlement purposes only and is subject to the provisions of Rule 408 of the Federal Rules of Evidence and other similar applicable state and federal rules. This restructuring proposal and the information contained herein is subject in all respects to further legal, business and other continuing due diligence.

Implementation

•      Transaction described below will be implemented through a pre-arranged chapter 11 filing of Dynegy Holdings, LLC (“DH”), with structure and filing blueprint to be agreed.

•      Transaction contingent upon entering into acceptable chapter 11 plan support agreements with holders of not less than $1.4 billion of DH bonds no later than 2:00 p.m. ET on November 7, 2011.

Corporate Organization Structure	• Transaction will be structured for the Convertible Notes and New Secured Notes to have the full support of all asset value and cash flow from Dynegy Coal Holdco, LLC and Dynegy Gas Holdco, LLC.

Unsecured Claims at Dynegy Holdings, LLC (Unsecured Notes, Subordinated Notes and Roseton/Danskammer Aggregate Lease Claims)

•      Pursuant to a confirmed chapter 11 plan of reorganization, unsecured claims at DH will receive a combination of cash, New Secured Notes and Convertible Notes.(1)

•      Cash Payment:

•      $400 million cash payment.

•      New Secured Notes:

•      $1.0 billion aggregate principal amount of senior secured notes, issued by Dynegy Inc. (“Dynegy”), secured by a first priority security interest in the following, subject to appropriate modifications as necessary to reflect the mutually agreed corporate structure of Dynegy and its subsidiaries (subject to any applicable contractual and legal restrictions): (i) all of the assets of the direct and indirect wholly-owned subsidiaries of Dynegy (excluding (a) Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC and

(1)  Individual holders shall have the option to apply any recovery received to satisfy outstanding principal or interest, as such allocation is determined by the holder in its sole discretion.

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their respective subsidiaries, (b) DH (except for the equity interests in Dynegy Gas Investments, LLC covered in clause (ii)) and (c) Dynegy Northeast Generation, Inc. and its direct and indirect subsidiaries) and (ii) the equity interests in each of the direct and indirect subsidiaries of Dynegy, including Dynegy Gas Holdco, LLC (“Gas Holdco”), Dynegy Coal Holdco, LLC (“Coal Holdco”), Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC (but excluding (a) each of the “ring fenced” direct and indirect subsidiaries of Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC, (b) Dynegy Northeast Generation Inc. and its direct and indirect subsidiaries, and (c) other immaterial subsidiaries of Dynegy as mutually agreed).

•      11% cash interest rate accruing on $1.0 billion of New Secured Notes from the chapter 11 petition date (with the interest accrual through the chapter 11 plan effective date to be paid in cash on the chapter 11 plan effective date).

•      7 year maturity

•      Upon the chapter 11 plan effective date, Dynegy shall cause Gas Holdco and Coal Holdco to distribute all cash and cash equivalents permitted to be distributed under the existing restricted payment covenants under the existing first lien senior secured credit facilities up to $55 million in the aggregate to fund a debt service account for the benefit of the New Secured Notes (the “Debt Service Account”) and, in each fiscal year thereafter, shall cause such permitted restricted payments to be deposited in the Debt Service Account solely to the extent necessary to maintain the Debt Service Account at $55 million. The New Secured Notes shall have a first priority security interest in and lien on the Debt Service Account.

•      The New Secured Notes are non-callable through the first anniversary of issuance; thereafter callable at 105% through the 2nd anniversary; at 103% following 2nd anniversary through 3rd anniversary, at 101% following 3rd anniversary through the 4th anniversary and at par thereafter.

•      Customary high yield covenants including, without limitation, negative covenants restricting asset transfers/sales, mergers, layering, dividends, incurrence of additional debt and liens, restricted payments and change of control (with carveouts and exceptions to be agreed).

•      Dynegy shall have the ability to make, or cause to be made, open market purchases of the New Secured Notes and Convertible Notes with all cash (i) remaining in Dynegy and its subsidiaries (excluding cash at Dynegy Gas Investments Holdings, LLC, Dynegy Coal Investments Holdings, LLC and their respective subsidiaries) immediately after the occurrence of the chapter 11 plan effective date and (ii) permitted to be distributed pursuant to the existing restricted payment covenants in their existing first lien senior secured credit facilities, so long as, after giving pro forma effect to such open market purchases, Dynegy and its subsidiaries (other than Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC and their respective subsidiaries) have $100 million of unrestricted cash or cash equivalents (including, for this purpose, any funds in the Debt Service Account) resulting from ordinary course

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operations. Any cash at Dynegy at the time of the chapter 11 plan effective date may also be used to make such open market purchases.

•      For the purposes of this paragraph, Gas Holdco and Coal Holdco will be deemed to have distributed all cash and cash equivalents permitted pursuant to the existing restricted payment covenants in their existing first lien senior secured credit facilities through December 31, 2011. The aggregate principal amount of New Secured Notes to be issued at the time of the chapter 11 plan effective date must be reduced (on a dollar-for-dollar basis), by the amount of cash or cash equivalents in excess of the sum of (i) $200 million (excluding, for this purpose, the $400 million required to make the cash payment described above, but including, for this purpose, any funds in the Debt Service Account), at DH and its subsidiaries (other than Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC and their respective subsidiaries) and (ii) any amounts necessary to pay administrative expenses and other claims under the chapter 11 plan, which excess shall instead be used to increase (on a dollar-for-dollar basis) the amount of the $400 million cash payment described above.

•      The aggregate principal amount of New Secured Notes to be issued at the time of the effective date of the chapter 11 plan shall be further adjusted as described under the caption “Roseton / Danskammer Aggregate Lease Claims” below.

•      Dynegy may, in lieu of issuing any New Secured Notes, provide for a cash payment equal to the aggregate principal amount of New Secured Notes to be issued on the chapter 11 effective date (subject to the aforementioned adjustments) plus all accrued interest on $1.0 billion of New Secured Notes; provided that such cash payment is funded by debt on terms that, taken as a whole, are no less favorable to Dynegy than the terms of the New Secured Notes (except that the interest rate of such debt may be up to 12% per annum and there shall be no restrictions as to the maturity date of such debt).

•      Convertible Notes

•      Convertible Notes to be issued on the chapter 11 plan effective date in the amount of $2.1 billion. Convertible Notes may be called, in whole, in the following amounts:

•      Prior to the 18 month anniversary of the chapter 11 petition date: $1.95 billion (plus accrued interest);

•      From the 18 month anniversary of the chapter 11 petition date through December 31, 2013: $2.0 billion (plus accrued interest); and

•      From January 1, 2014 until mandatory conversion: $2.1 billion (plus accrued interest).

•      Annual interest to commence accrual as of the chapter 11 petition date: 4% PIK through December 31, 2013; 8% PIK from January 1, 2014 through December 31, 2014; and 12% at all times thereafter.

•      No optional conversion. Mandatory conversion on December 31, 2015 into 97% of the fully diluted common equity, if not previously called (proportionately adjusted to reflect any open market repurchases prior to such conversion).

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•      No voting or other governance rights.

•      No dividends or distributions on junior stock or any purchase, redemption, retirement or other acquisition for value of junior stock while any Convertible Notes remains outstanding. Customary restrictions on transactions with affiliates and affiliate voting and other restrictions on debt incurrence, investments in transfers to nondirect or indirect subsidiaries that are not subsidiaries of Dynegy, extraordinary asset sales and extraordinary acquisitions (other than power and related assets) to be agreed.

•      In no event shall the Convertible Notes ever give rise to a claim against Dynegy or any of its subsidiaries; provided, however, that the Convertible Notes shall be structured to entitle the holders to enforce remedies to obtain the common equity of reorganized Dynegy in connection with an event of default..

Roseton / Danskammer Aggregate Lease Claims

•      It shall be a condition to consummation of the chapter 11 plan that the aggregate claims arising from the Roseton / Danskammer leases do not exceed $300 million.

•      If the aggregate claims arising from the rejection of the Roseton / Danskammer leases are allowed by the bankruptcy court in an amount that is less than $300 million, the aggregate principal amount of New Secured Notes shall be reduced by an amount to be agreed for every dollar such claims are less than $300 million. If the allowed claims exceed $300 million and the condition to consummation of the chapter 11 plan requiring such claims to be capped at $300 million is waived as set forth below, the aggregate principal amount of New Secured Notes shall be increased by an amount to be agreed for every dollar such claims exceed $300 million. The adjustment amount to be agreed for increases in the New Secured Notes shall be the same as the amount for decreases in the New Secured Notes. DH or Dynegy may waive the condition to consummation; provided that to the extent the allowed claims exceed $400 million, DH may not waive such condition without the prior written consent of a majority in outstanding principal amount of DH’s 7.625% Senior Debentures due 2026, 7.750% Senior Unsecured Notes due 2019, 7.125% Senior Debentures due 2018, 8.375% Senior Unsecured Notes due 2016, 7.50% Senior Unsecured Notes due 2015 and 8.750% Senior Notes due 2012 (together, the “Unsecured Notes”) held by the members of the ad hoc bondholder committee represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP and Houlihan Lokey Capital, Inc.

Subordinated Notes

•      The Series B 8.316% Subordinated Capital Income Securities due 2027 (the “Subordinated Notes”) will be classified together with the Unsecured Notes and the Roseton/Danskammer lease guaranty claims under the DH chapter 11 plan, and will receive pro rata treatment with the other claims in the class; provided, however, that the chapter 11 plan shall expressly provide for the enforcement of the contractual subordination of the Subordinated Notes to the benefit of the Unsecured Notes. In the alternative, the chapter 11 plan shall also provide the holders of Subordinated Notes with the option to settle all of their Subordinated Note claims in exchange for claims that participate (without subordination) in the recoveries under that class at $0.25 for every dollar of such claims.

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Tax Considerations	• Transaction to be structured to optimize tax efficiency.

Bankruptcy Matters

•      Chapter 11 petitions to be filed in a jurisdiction to be agreed.

•      The parties intend to structure the Transactions to provide holders of Convertible Notes with the full benefit of the mandatory conversion and of ownership of 97% of the common equity in the event of any future bankruptcy filing or other event of default.

•      Customary releases and exculpations for Dynegy and its subsidiaries and all of their respective directors, officers, employees, agents, attorneys and representatives.

Existing Equity	• Existing equity remains outstanding.

Fees and Expenses	• Dynegy Inc. will pay all fees and expenses of the ad hoc bondholder committee, its members and the retained professionals (including advisors to individual members).

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Exhibit B to the Restructuring Support Agreement

Form of Disclosure Certificate

The undersigned hereby certifies, in his or her capacity as an officer of the Consenting Noteholder identified below and not in his or her individual or personal capacity, that the Consenting Noteholder or its affiliate is the legal owner, beneficial owner and/or investment advisor or manager for the Noteholder Claims set forth on Schedule I.

Consenting Noteholder:

Name:
Title: